Exhibit 10.34


   Severance agreement by and between Booth Creek Ski Group, Inc., Booth Creek
                      Ski Holdings, Inc., and Brian J. Pope

                         BOOTH CREEK SKI HOLDINGS, INC.
                           BOOTH CREEK SKI GROUP, INC.
                      1000 S. Frontage Road West, Suite 100
                                  Vail CO 81657

                                January 22, 2002


Mr. Brian J. Pope
13387 Solvang Way
Truckee, California 96161

     1. This confirms that, should your employment with the undersigned be terminated (other than by you or on account of your death or disability) without Cause (as hereinafter defined), prior to November 1, 2003, then, subject to the next sentence, immediately upon such termination, the undersigned shall pay you, in lump sum, an amount equal to 12 months' salary. The obligation of the undersigned to make such payment shall be conditioned on your signing and delivering to the undersigned a general release (subject to any limitations on the scope of such release as may be required by law) of the undersigned and its directors, officers, stockholders, employees, and affiliated persons. "Cause" shall have the same meaning as in the restricted stock agreement ("RSA") of even date between you and Booth Creek Ski Group, Inc. and shall include any violation by you of any provision of Section 2. Any dispute regarding whether your employment shall have been terminated for cause shall be resolved by arbitration pursuant to the arbitration provision of the RSA.

     2. You (sometimes, "Executive") agree as follows:

                  (a) You shall regard and preserve as confidential all proprietary or confidential information of the undersigned ("Company") or any business concern controlling, controlled by, or under common control with Company or of any of the East West joint ventures (which, for this purpose includes any transaction between Company or Company affiliate and East West Partners, Inc. or any affiliate thereof), including East West Resort Development V, L.P., L.L.L.P. (collectively, "Companies") that has been or may be developed or obtained by or disclosed to Executive by reason of Executive's employment ("Confidential Information") with any of the Companies. Executive shall not use for Executive's own benefit or purpose, or the benefit or purpose of any person other than the Companies, or disclose to others, either while employed by any of the Companies or at any time thereafter, except as required in the course of Executive's employment with any of the Companies, any Confidential Information. Confidential Information shall include, but not be limited to, all nonpublic information of any of the Companies relating to its business, including all vendor or customer lists, financial information, methods of operation, business plans, marketing plans, strategies, or forecasts, proprietary software or other technology, and terms of contracts. This Section 2(a) shall not apply to information that becomes public other than through a breach of this Agreement by Executive; to information that Executive obtained non-confidentially before commencement of employment with the Companies; or to any disclosure that Executive shall be required by law to make.

                  (b) Executive covenants and agrees that (i) for so long as Executive shall be employed by Company (the "Period of Employment") and (ii) for one year following termination of your employment for Cause or under circumstances entitling Executive to a payment under Section 1, Executive shall not, directly or indirectly, as principal, partner, agent, employee, independent contractor, stockholder, or otherwise, anywhere in the United States or Canada, engage or attempt to engage in any ski resort business or ski resort real estate development business or within 50 miles of Lake Tahoe any business activity of the kind being conducted or planned to be conducted by any of the Companies. The foregoing shall not prohibit Executive, together with Executive's spouse and children, from owning beneficially any publicly traded security, so long as the beneficial ownership by all of them, when combined with the beneficial ownership of such publicly traded security of any person (as the term is used in Section 13(d) of the Securities Exchange Act of 1934) of which any of them is a member, shall constitute less than 5% of the class of such publicly traded security.

                  (c) Executive covenants and agrees that, during the Period of Employment, and for two years thereafter, Executive shall not, directly or indirectly, solicit any officer or management level employee of any of the Companies to leave such employment or to engage in any activity that Executive would be prevented from engaging in under this Section 2.

                  (d) Executive covenants and agrees that, during the Period of Employment and for any subsequent period during which Section 2(b) shall be in effect, Executive shall not, directly or indirectly, seek to persuade any vendor, customer, or other person doing business with any of the Companies to cease, reduce, or not increase such business.

                  (e) Executive covenants and agrees that, during the Period of Employment, and for one year thereafter, Executive shall not disparage any of the Companies or any of the personnel of any of the Companies or reveal any information that might impair the reputation or goodwill of any of them, except that this Section 2(e) shall not prohibit Executive from enforcing his rights hereunder.

                  (f) Executive recognizes that the foregoing limitations are reasonable and properly required for the adequate protection of the business of the Companies and that in the event that any territorial or time limitation is deemed in arbitration or by a court with proper jurisdiction to be unreasonable, Executive agrees to request, and to submit to, the reduction of said territorial or time limitation to such an area or period as shall be deemed reasonable by such court. If Executive shall breach any of the foregoing covenants, then the time limitation thereof shall be extended for a period of time during which such breach shall occur. The existence of any claim or cause of action by Executive against any of the Companies, if any, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the foregoing covenants. Executive agrees that a remedy at law for any breach or proposed or attempted breach of any of the provisions of this Section 2 shall be inadequate and that the Companies shall be entitled to injunctive relief with respect to such breach or proposed or attempted breach, in addition to any other remedy it might have.

                  (g) Executive agrees that the provisions of this Section 2 shall inure to the benefit of and be enforceable by any person with whom or into which either Company shall merge or consolidate, regardless whether such Company shall be the survivor of such transaction, or to any person acquiring all or substantially all of either Company's assets or business.

     3. The foregoing does not constitute an agreement by the undersigned to employ you for any period of time. You, on the one hand, and the undersigned, on the other hand, shall remain entitled at any time to terminate your employment with the undersigned for any reason or no reason.

     Please acknowledge your agreement with the foregoing by signing below in the space provided.

                                     Very truly yours,

                                     BOOTH CREEK SKI HOLDINGS, INC.
                                     BOOTH CREEK SKI GROUP, INC.



                                     By: / s / Christopher P. Ryman
                                     ---------------------------------
                                      Christopher P. Ryman, President

         CONFIRMED AND AGREED



         / s / Brian J. Pope
         -------------------
           Brian J. Pope